Exhibit 10.10

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the "Amendment") is entered into as of the 10th day of September, 2020 and effective as of September 1, 2020 (the "Effective Date") by and between G.R.I.N Ultra Ltd., a company organized under the laws of the State of Israel (the "Company"), and Mr. Gabriel Yariv with an address at 32 Hamelachim St., Ramat Hasharon, Israel (the "Employee").

WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated May 1st, 2018 (the "Employment Agreement"), as further amended on November 1, 2019 (the ·”First Amendment");

WHEREAS, the Board of Directors of Cannabics Pharmaceuticals Inc. ("CNBX"), the sole shareholder of the Company, appointed the Employee as President of CNBX and, as a result, the Employee has assumed additional responsibilities;

WHEREAS, the Board of Directors of CNBX has approved the issuance of CNBX stock options to the Employee, as described in the First Amendment (at an exercise price per share of 0.0001 USD and other terms as approved by the Board of Directors of CNBX) and, alternatively, the issuance of CNBX shares to the Employee in the event that CNBX' Employee Stock Options Plan ("ESOP") is not effectuated;

WHEREAS, in consideration of the above, the Company and the Employee desire to further amend the Employment Agreement;

NOW, THEREFORE, the parties hereto agree to amend the Employment Agreement as follows:

1.       Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

2.       Except as otherwise amended and modified hereby, all the provisions of the Employment Agreement and the First Amendment, including exhibits thereto, shall remain in full force and effect.

3.       Starting from September 1, 2020, the Employee’s gross monthly salary shall increase to 50,000 ILS and he will also be entitled to receive·car maintenance and cell phone expenses from the Company.

4.       Termination of the Employment Agreement by the Company will require a minimum of 150 days advance notice, as well as immediate granting of any outstanding CNBX stock options (for a total of 850,000 shares), as described in the First Amendment, or should there be no ESOP at the time of the termination, immediate granting of the equivalent amount of CNBX shares, as previously approved by the Board of Director of CNBX.

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the day and year first above written.

G.R.I.N Ultra Ltd.	Cannabics Pharmaceuticals Inc.

By: /s/ Eyal Barad	By: Eyal Barad

Title: Director & CEO	Title: Director & CEO

Date: September 10th, 2020	Date: September 10th, 2020

Gabriel Yariv

/s/ Gabriel Yariv

Date: September 10th, 2020

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AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (“Amendment”) by and between G.R.I.N Ultra Ltd. a company organized under the laws of the State of Israel, (the “COMPANY"), and Mr. GABRIEL YARIV (hereinafter referred to as “GABRIEL”), is made in consideration of the mutual promises made herein, and signed on NOVEMBER, 1, 2019.

PREAMBLE

WHEREAS, GABRIEL was originally employed by the COMPANY as VP Business Development; and

WHEREAS, a written Employment Agreement was entered between GABRIEL and the COMPANY on MAY, 1st, 2019; and

WHEREAS, on or about November, 1st, 2019. the Board of Directors of Cannabics Pharmaceuticals Inc.(“CNBX"), the sole shareholder of COMPANY, offered GABRIEL the position of Chief Operations Officer (“COO”') for CNBX; and

WHEREAS, GABRIEL has accepted the position;

NOW THEREFORE, the COMPANY and GABRIEL in consideration of the above, agree to amend the 2019 Employment Agreement on the following terms;

1. Term. The term of the employment agreement will be for 3 years starting November l, 2019. At the end of the term, the employment agreement will auto renew for an additional 2 years.

2. Compensation. From and after November 1, 2019, GABRIELS’s gross monthly salary shall increase to 38,500 ILS. and he will also be entitled to receive Car and Cell Phone expenses from COMPANY. In addition GABRIEL will receive a one-time signing bonus in the amount of 100,000 CNBX stock options, and will be granted additional 250,000 CNBX stock options annually for the full term of the agreement as set forth in Article l (“Term”). Said CNBX stock options will be issued as part of CNBX’ Employee Stock Options Plan (ESOP).

3. Advance Notice. Termination of the 2019 Employment Agreement by COMPANY will require a minimum of 150 days advanced written notice, as well as immediate granting of any outstanding CNBX stock options for the full term of the agreement as set forth in Article 2 (“Compensation”). During any advance notice period, GABRIEL shall be required to cooperate with the Company to ensure a smooth transition.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

EMPLOYEE	G.R.I.N Ultra Ltd	G.R.I.N Ultra Ltd

GABRIEL YARIV	EYAL BARAD, CEO	ITAMAR BOROCHOV, DIRECTOR

/s/ Gabriel Yariv	/s/ Eyal Barad	/s/ Itamar Borochov

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G.R.I.N ULTRA LTD.

OFFER LETTER

Date: May 1st 2019

To: Gabriel Yariv

32, Hamelachim st.

Ramat Hasharon

ID: xxxxxxx

Re: Offer of Employment

Dear Gabriel,

We are pleased to offer you the position of VP Business Development in G.R.I.N Ultra Ltd., a company organized under the laws of the State of Israel, (the “Company”), effective as of May 1st, 2019 (the "Commencement Date").

Scope of the position: 100%, 5 working days per week, You undertake that if necessary and as necessary , you will also work during hours beyond regular working hours, in accordance with the Company's needs.

In your position, you will be reporting to the Company's Chief Executive Officer. Your designated supervisor may change from time to time in accordance with structural changes within the Company.

Set forth herein are the terms and conditions of your employment with the Company. Once you fully understand the terms and conditions set forth herein, you are kindly requested to sign this offer letter and the ancillary forms attached hereto and return them to the Company by no later than ______________ ___, 2019.

1.       Compensation and Benefits:

1.1       Salary - Your gross monthly salary will be NIS 25,000 (the "Salary"). The Salary includes the Global Overtime Remuneration. After 3 months of work and at the discretion of the company, and after the employee's adjustment to the position is examined, the total salary of the employee will be raised to NIS 30,000 gross.

1.2       Global Overtime Remuneration - Due to the nature of your position and because you may be required to work hours beyond the regular work week, the Company is paying you, as part of your Salary, a gross payment of NIS 6,000 per month on account of up to 45 monthly hours of overtime (the "Global Overtime Remuneration").

1.3       Benefits - The Company is including the Global Overtime Remuneration for the purpose of contributions to your Benefit Plan and Education Fund. Therefore, for the purpose of the Company's and your respective contributions to your Benefit Plan and Education Fund, your Salary, including the Global Overtime Remuneration, will be referred to as your "Salary."

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1.4       Transportation - The Company shall reimburse you for using public transportation to and from the office in accordance with applicable law.

1.5       Expenses - The Company shall reimburse you for all reasonable business expenses incurred in the performance of your position, provided that all expenses shall require the Company' s pre-approval in writing.

2.       Benefits:

2.1       Benefit Plan -The Company provides its employees with a pension/savings plan for the provision of employee benefits, which plan is funded by the amounts mandated by law to be paid by the employer and all employee contributions (the "Benefit Plan"). The Company will contribute an amount equal to 8.33% of your Salary towards your future severance (the "Severance Fund"). In addition, the Company will contribute an amount each month towards a savings/pension fund (the type of fund will be as per you choosing) in accordance with applicable law, subject to your monthly contribution from your Salary (the "Savings Fund"). The amount of the Company's contribution to the Savings Fund will be 6.5% of your Salary and the amount of your contribution to the Savings Fun will be 6% of your Salary. The Company will also contribute an amount of up to 2.5% of your Salary towards disability insurance based on the agreements that the Company has with its benefit plan vendor.

2.2       Section 14 of the Severance Pay Law - You hereby agree and acknowledge that all of the payments that the Company shall make to the above mentioned Benefit Plan shall be instead of any severance pay to which the Employee or Employee ' s successors shall be entitled to receive from the Company with respect to the salary from which these payments were made and the period during which they were made . Subject to the Company's rights according to law in the event of termination for cause, in the event of termination of the employer -employee relationship, including resignation, you shall be entitled to receive a transfer of ownership of the Benefit Plan to your name, in the full amount thereof, all in accordance with Section 14 of the Severance Pay Law 5723-1963 . The parties hereby adopt the General Approval of the Minister of Labor and Welfare, published in the Official Publications Gazette No. 4659 on June 30, 1998, attached hereto as Exhibit A.

2.3       Education Fund - After 3 months of working retroactively from the beginning of work the Company shall contribute a sum equal to 7.5% of your Salary to an education fund, subject to your contribution on your own expense of a monthly sum equal to 2.5% of your Salary. Notwithstanding anything to the contrary herein, all payments and contributions of the Company under this section shall be limited to the highest deductible amount recognized by the tax authorities.

2.4       Vacation Days - The Company shall provide you with a total of 18 annual vacation days (your "Vacation Allotment"), which includes ire vacation days which you are entitled to receive under law. A portion of your annual vacation shall be exercised during initiated/joined vacations of the Company, as shall be determined by the Company's management from time to time. The Company encourages and expects its employees to utilize their Vacation Allotment. You must use at least five (5) vacation days each year and the remainder may be accumulated each year for a maximum of two years accrual. An accrual in excess of two annual Vacation Allotments will automatically be voided, and you will not be entitled to redeem these days for payment. Although we will monitor compliance with the Company's vacation policy, we expect you to act responsibly in using your vacation days after coordinating your vacation with your supervisor .

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2.5       Sick Leave - You will be entitled to sick leave according to the Sick Leave Act. Sick leave days may not be accrued nor redeemed for monetary payments.

2.6       Recuperation Pay - You will be entitled to Recuperation Pay (‘dmei havraa’) in accordance with applicable law.

2.7       Tax Consequences Relating to Benefits - All tax consequences resulting from any benefits you will receive from the Company under this Benefits heading, including required withholdings , national insurance tax (‘bituach leumi’), heath tax ('mas briut'), etc. will be borne by you and deducted by the Company.

3.       Fiduciary Duty and Conflicts of Interest:

3.1       During the term of your employment, you are required to devote your full attention and efforts to the Company and therefore will not be permitted to engage in additional employment or like obligations, unless otherwise agreed to by the Company in writing.

3.2       You acknowledge and agree that your execution and delivery of this offer letter and the fulfillment of the terms hereof (i) will not conflict with any agreement or undertaking by which you are bound; and (ii) will not require the consent of any person or entity.

3.3       In signing this offer letter you undertake to: (i) perform the duties assigned to you with integrity, diligence, and as a fiduciary of the Company; (ii) act according to the Company' s procedures, as will be brought to your attention from time to time; (iii) immediately notify the Company in writing with respect to any occupation, activity, remuneration, interaction or engagement which may pose a risk of putting you in a conflict of interests with your position in the Company and/or with your obligations towards the Company; and (iv) immediately notify the Company in writing about any possibility of detriment to the Company’s interests, including the interests of any of its employees and/or managers , which may come to your attention.

4.       Confidentiality, Invention Assignment and Non-Competition:

As a Company employee you will be expected to abide by all Company policies and procedures, and sign and comply with Company' s Confidentiality and Invention Assignment Agreement ("CIAA") attached hereto as Exhibit B. This Agreement prohibits, both during and after your employment with the Company, unauthorized use or disclosure to anyone outside of the Company and any of its subsidiaries or authorized affiliates ff the proprietary or trade secret information of the Company, its customers and its clients, as well as the disclosure to the Company of the proprietary or trade secret information of an third party. In addition, this Agreement provides for the assignment of employee invention to the Company and prohibits employees for a period of 12 months after their employment to induce employees or consultants to sever their relationship with the Company. Of course, this description is only a summary and the CIAA itself will govern your actual obligations.

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5. Term of and Termination of Employment:

The following sets forth the term of your employment and the conditions of termination, if you or the Company decides to terminate your employment.

5.1       Term - By signing this offer letter, you understand and agree that your employment with the Company is terminable at-will, that is your employment is not for any specified duration and may be terminated by you or the Company, at any time, with or without cause, subject to the advance notice requirement set forth in Section 5.2, below. You further irrevocably waive any right you may have to receive explanations regarding the circumstances of your termination and hereby represent and acknowledge that your remuneration hereunder is sufficient consideration for such irrevocable waiver.

5.2       Advance Notice - You or the Company may terminate this agreement at any time by providing 30 days advanced written notice. The Company may terminate your employment with a shorter notice period provided that you receive salary for the complete advance notice period. During any of the above notice periods, you shall continue to render services to the Company until the termination of a notice period, and cooperate with the Company as required.

5.3       Benefits upon Termination of Employment - If you decide to voluntarily leave the Company or if the Company terminates your employment o her than "For Cause" (as defined in Section 5.4), you will be entitled to receive ownership of your Savings Fund and the Company will release to you the amounts accrued on your behalf in the Severance Fund (subject to restrictions provided under the " Benefit Plan" heading above).

5.4       Termination for Cause - If the Company terminates your employment for reasons which are considered "For Cause" (as defined below), this offer letter will terminate immediately without the need to provide you with any advance notice prescribed in Section 5.2, above, and you will forfeit all rights (e.g. stock options, Benefit Plan, etc.) which you have accrued, to the maximum extent permitted under Israeli law, including sections 16 and 17 of the Severance Law. For the purposes of this offer letter, the term " For Cause" will mean if : (i) you materially breach this agreement (including the Exhibits); (ii) you grossly fail in the performance of your duties;

(iii) you act in bad faith or breach of trust towards the Company; (iv) you engage in fraud or willful misconduct , (v) you perform and act with the intention of harming the Company or any of its affiliates; (vi) you are convicted of a criminal act involving moral turpitude ; (vii) you embezzle funds of the Company, its affiliates , or clients; or ( iii) you have performed any act that entitles the Company legally to dismiss you without paying you severance pay in connection with such dismissal.

5.5       Orderly Transition - You undertake that in the event you cease to work for the Company, for any reason whatsoever, you will transfer, in and organized manner and according to the procedures determined by the Company, your position and the documents and projects which you are dealing with or are in your possession or under your control at such time, to whomever the Company shall determine, in a manner which will enable that person to responsibly perform the duties that you had been performing such that no damage will be caused to the Company.

5.6       Prevention of Sexual Harassment Law - You confirm that you have received the Prevention of Sexual Harassment Law at Work (attached hereto as Appendix C to this Agreement) , you have read it, you declare that you have understood its contents, and you undertake to act in accordance with his instructions

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This offer letter, along with the Exhibits attached hereto, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This offer letter may not be modified or amended except by written agreement, signed by you and a representative of the Company. Your signature below will constitute your acceptance of this offer and of your agreement to its provision .

We believe that you have much to offer the Company a d we look forward to your joining our team and contributing to our shared vision.

Sincerely,

G.R.I.N Ultra Ltd.

/s/ Eyal Barad
Eral Barad

I accept the Company's employment offer in accordance with the terms of this offer letter. I acknowledge that I have reviewed and understood the terms of this offer letter and have had the opportunity to consult counsel:

Gabriel Yariv                                    /s/ Gabriel Yariv

Name                          Date                    Signature

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Exhibit A

הסכם על פי סעיף 14 לחוק פיצויי פיטורים

אני הח"מ, מאשר/ת בזאת כי אני מסכים/מה לאמץ את התנאים המפורטים להלן בדבר תשלומים שוטפים בלבד של המעביד לקופת הביטוח (ביטוח מנהלים) למטרת קיצבה ו/או לקרן פיטורים, כפי שפורסמו בי"פ 4659 מיום 30.6.98 בע"מ 4394 (תיקון אחרון – י"פ 4970, בעמ' 1949):

"בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים התשכ"ג – 1963 (להלן – החוק), אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדו לפנסיה מקיפה בקופת גמל לקצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופת גמל) התשכ"ד – 1964 (להלן – קרן פנסיה), או לביטוח מנהלים הכולל אפשרות לקצבה או שילוב של תשלומים לתכנית קצבה ולתכנית שאינה לקצבה בקופת ביטוח כאמור (להלן – קופת ביטוח), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח בין אם יש בקופת הביטוח תכנית לקצבה ובין אם לאו (להלן – תשלומי המעביד), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן – השכר המופטר), ובלבד שנתקיימו כל אלה:

1. תשלומי המעביד -

1.1. לקרן פנסיה אינם פחותים מ- 14.33% מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של 2.33% מן השכר המופטר. לא שילם המעביד בנוסף ל- 12% גם 2.33% כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;

1.2. לקופת ביטוח אינם פחותים מאחד מאלה:

1.2.1 13.33% מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אובדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח וחיסכון במשרד האוצר, בשיעור הדרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור לפי 2.5% מהשכר המופטר, לפי הנמוך מביניהם (להלן – תשלום לביטוח אובדן כושר עבודה);

1.2.2 11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אובדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד נוסף על אלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של 2.33% מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.

2. לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך הסכם בכתב בין המעביד לבין העובד ובו – (א) הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי העניין; בהסכם האמור ייכלל גם נוסחו של אישור זה; (ב) ויתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות הערבד לפיצויי פיטורים בפסק דין מכוח סעיפים 16 או 17 לחוק ובמידה שנשללה או משך העובד כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לעניין זה, "אירוע מזכה" – מוות, נכות או פרישה בגיל שישים ויותר.

3. אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

ג.ר.י.נ אולטרה בע"מ
G.R.I.N ULTRA LTD.
ח.פ. 516125557

[החברה]

[העובד]

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Exhibit B

CONFIDENTIALITY AND INVENTION ASSIGNEMENT AGREEMENT

(the "Agreement")

I acknowledge that as a result of my employment, I may develop, receive, or otherwise have access to confidential or proprietary information, which is of value to G.R.I.N Ultra Ltd. (together with any parent, affiliate, or subsidiary, the "Company"). I therefore agree, as a condition of my employment, as follows:

1.       Confidentiality.

1.1       Recognition of Company's Rights; Nondisclosure. At all times during my employment with the Company and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing or unless such information becomes public knowledge. I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. I hereby assign to the Company, without any further royalty or payment, any rights I may have or acquire. in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2       Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade sec1ets, inventions, mask works, ideas, processes, formulas, source and object codes, data, lists, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, to whatever extent and in whichever way I wish.

1.3       Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Thire Party Information unless expressly authorized by an officer of the Company in writing.

1.4       No Improper Use of Information of Prior Employers and Others. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

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1.5       No Expectation of Privacy. I recognize and agree that I have no expectation of privacy with respect to the Company's telecommunications, networking, or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

2. Assignment of Inventions.

1.1       Proprietary Rights. The term "Proprietary Rights" shall mean:

(i)       patents, whether in the form of utility patents or design patents and all pending applications for such patents;

(ii)       trademarks, trade names, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same;

(iii)       copyrights or copyrightable material, ,including but not limited to books, articles and publications, whether or not registered, and all pending applications for registration of the same;

(iv)       inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulae, customer lists, supplier lists and market analyses;

(v)       computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form; and

(vi)       all other intellectual property rights throughout the world.

1.2       Inventions Retained and Licensed. I represent that I have assigned to the Company all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as Prior Inventions), which belong to me and which relate to the Company's proposed business, products or research and development. I hereby represent and undertake that none of my previous employers or any entity with whom I was or am engaged, has any rights in the Prior Inventions.

1.3       Assignment of Inventions. Subject to Sections 2.4 below, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced Ito practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company purrs ant to this Section 2, are hereinafter referred to as "Company Inventions." I will promptly disclose and describe to the Company all Inventions which I may solely or jointly conceive, develop, or reduce to practice during the period of my service with the Company (i) which relate to the Company's Entities' business or actual or demonstrably anticipated research or development, (ii) which are developed in whole or in part on the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (iii) which result directly or indirectly from any work I performed for the Company. I agree to assign and do hereby assign to the Company or its designee(s) all my right, title and interest worldwide in such Company Inventions and in all intellectual property rights based upon such Inventions. Without limitation of any of the other provisions of this agreement, I irrevocably confirm that the consideration explicitly set forth in my employment agreement is in lieu of any rights for compensation that may arise in connection with the Company Inventions under applicable law and waive any right to claim royalties or other consideration with respect to any Company Invention, including under Section 134 of the Israeli Patent Law - 1967, and hereby waive any rights I may have with respect thereto.

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1.4        Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to any third party, including without limitation government agency, as directed by the Company.

1.5       Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are the property of the Company pursuant to applicable copyright law.

2.6        Assignment or Waiver of Moral Rights. Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights"(collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.

1.7       Enforcement of Proprietary Rights.

2.7.1       I will assist the Company in every proper way to obtain, and from time to time enforce, any Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and file assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue indefinitely beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

2.7.2       In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with t e actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quit claim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.       Records.

I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

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4.       Competitive Activities.

For purposes of this Section 4, the term "the Business of the Company" shall mean the research, development, marketing and sale of cannabinoid-based cancer medicine and diagnostics products and services. During the term of this Agreement and for a period of six (6) months from the effective date of termination of this Agreement for any reason ("the Termination Date"), I will not directly or indirectly:

(i)      carry on or hold an interest in any company, venture, entity or other business (other than a minority interest in a publicly traded company) which directly competes with the Business of the Company, ("a Competing Business") (including, without limitation, as a shareholder);

(ii)       act as a consultant or employee or officer or in any managerial capacity in a Competing Business or supply in direct competition with the Company restricted services to any person who, to my knowledge, was provided with services by the Company any time during the twelve (12) months immediately prior to the Termination Date;

(iii)       solicit, canvass or approach or endeavor or solicit, canvass or approach any person who, to my knowledge, was provided with services by the Company at any time during the twelve (12) months immediately prior to the Termination Date, for the purpose of offering services or products which directly compete with the services or products supplied by the Company at the Termination Date; or

(iv)        employ, solicit or entice away or endeavor to solicit or entice away from the Company any person employed by the Company any time during the twelve (12) months immediately prior the Termination Date with a view to inducing that person to leave such employment and to act for another employer in the same or a similar capacity.

5.       No Conflicting Obligation.

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in, conflict herewith.

6.       Return of Company Documents.

When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company.

7.       Notification of New Employer.

In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

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8.       General Provisions.

8.1       Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

8.2       Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

8.3       Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee; provided, however, that the provisions of Section 4 of this Agreement shall remain in full force and effect only for the period of time detailed therein.

8.4       Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

8.5       Assignment. This Agreement may be assigned by the Company. I may not assign or delegate my duties under this Agreement without the Company's prior written approval.

8.6       Entire Agreement. The obligations pursuant to Sections 1, 2 and 4 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions or agreements between us with respect to the subject matter hereof. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless fil writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

8.7       Modifications. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

8.8       Injunction. I agree that it would be difficult to measure damage to the Company from any breach of mine of the promises set forth in Sections 1, 2, 3 and 4 hereof, and that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, I agree that if I breach any provision of Sections 1, 2, 3 and 4 hereof, the Company will be entitled, in addition to a l other remedies it may have, to an injunction or other appropriate orders to restrain any such breach by me without showing or proving any actual damage sustained by the Company.

8.9       Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict-of-law.

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This Agreement shall be effective as of the first day of my employment with the Company, namely: May 1st, 2019.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

/s/ Gabriel Yariv

Date: May 1st, 2019

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EXHIBIT C

חוק למניעת הטרדה מינית, התשנ"ח 1998

1. מטרת החוק: חוק זה מטרתו לאסור הטרדה מינית כדי להגן על כבודו של אדם, על חירותו ועל פרטיותו, וכדי לקדם שוויון בין המינים.

2. הגדרות (תיקון: תשס"ד): בחוק זה -

"בשירות" - בשירות בכוחות הביטחון, מקום שאין בינם לבין המשרת בהם יחסי עובד מעביד או בשירות לאומי;

"הראה" - במילים או בהתנהגות, ובלבד שלא היה ספק סביר לגבי משמעות ההתנהגות;

"התייחסות" - בכתב, בעל פה, באמצעות מוצג חזותי או שמיעתי, לרבות באמצעות מחשב או חומר מחשב, או בהתנהגות;

"חוק שוויון ההזדמנויות בעבודה" - חוק שוויון ההזדמנויות בעבודה, התשמ"ח-1988;

"חוק העונשין" - חוק העונשין, התשל"ז-1977;

"חסר ישע" - כהגדרתו בסעיף 368א לחוק העונשין;

"כוחות הבטחון" - צבא הגנה לישראל, משטרת ישראל, שירות בתי הסוהר וארגוני הבטחון האחרים של המדינה;

"מחשב" ו"חומר מחשב" - כהגדרתם בחוק המחשבים, התשנ"ה-1995;

"מסגרת יחסי עבודה" - מקום העבודה, מקום אחר שבו מתנהלת פעילות מטעם המעביד, תוך כדי העבודה, או תוך ניצול מרות ביחסי העבודה בכל מקום שהוא;

"קבלן כוח אדם" - כהגדרתו בסעיף 1 לחוק העסקת עובדים על ידי קבלני כוח אדם, התשנ"ו-1996;

"קטין" - אדם שטרם מלאו לו 18 שנים;

"שירות לאומי" - כמשמעותו בפסקה (3)(ב) להגדרה "ילד" שבסעיף 238 לחוק הביטוח הלאומי [נוסח משולב], התשנ"ה-1995.

3. הטרדה מינית והתנכלות (תיקון: תשס"ד, תשס"ז, תש"ע) 2

(א) הטרדה מינית היא כל אחד ממעשים אלה:

(1) סחיטה באיומים, כמשמעותה בסעיף 428 לחוק העונשין, כאשר המעשה שהאדם נדרש לעשותו הוא בעל אופי מיני;

(2) מעשים מגונים כמשמעותם בסעיפים 348 ו-349 לחוק העונשין;

(3) הצעות חוזרות בעלות אופי מיני, המופנות לאדם אשר הראה למטריד כי אינו מעונין בהצעות האמורות;

(4) התייחסויות חוזרות המופנות לאדם, המתמקדות במיניותו, כאשר אותו אדם הראה למטריד כי אינו מעונין בהתייחסויות האמורות;

(5) התייחסות מבזה או משפילה המופנית לאדם ביחס למינו או למיניותו, לרבות נטייתו המינית;

(6) הצעות או התייחסויות כאמור בפסקאות (3) או (4), המופנות למי מהמנויים בפסקאות המשנה (א) עד (ז), בנסיבות המפורטות בפסקאות משנה אלה, גם אם המוטרד לא הראה למטריד כי אינו מעונין בהצעות או בהתייחסויות האמורות:

(א) לקטין או לחסר ישע - **תוך ניצול** יחסי מרות, תלות, חינוך או טיפול ואם טרם מלאו לקטין 15 שנים - גם בלא ניצול יחסים כאמור, ובלבד שהמטריד אינו קטין;

(ב) למטופל, במסגרת טיפול נפשי, בריאותי, רפואי או פרה-רפואי - תוך ניצול תלות של המטופל במטפל בפסקת משנה זו, **"טיפול נפשי"** - כהגדרתו בסעיף 347א לחוק העונשין;

(ג) לעובד במסגרת יחסי עבודה, ולאדם בשירות במסגרת שירות - תוך ניצול מרות ביחסי עבודה או בשירות.

(ד) לתלמיד בכיתה י"ב, או י"ד, שאינו קטין, תוך ניצול יחסי מרות בלימודים;

(ה) לתלמיד או לסטודנט, הלומד במוסד המקנה השכלה עיונית דתית או מקצועית לבוגרים (בחוק זה - מוסד להשכלה לבוגרים), תוך ניצול יחסי מרות בלימודים;

(ו) למשתקם כהגדרתו בחוק זכויות לאנשים עם מוגבלות המועסקים כמשתקמים (הוראת שעה), התשס"ז-2007, במסגרת תעסוקה - תוך ניצול יחסי מרות בתעסוקה או ניצול תלות.

(ז) לאדם - תוך ניצול יחסי מרות או תלות, במסגרת הדרכה או ייעוץ של כהן דת או של מי שמתחזה להיות כהן דת או של אדם הידוע או המציג את עצמו כבעל סגולות רוחניות מיוחדות.

(ב) התנכלות היא פגיעה מכל סוג שהוא שמקורה בהטרדה מינית, או בתלונה או בתביעה, שהוגשו על הטרדה מינית.

4. איסור הטרדה מינית והתנכלות: לא יטריד אדם מינית את זולתו ולא יתנכל לו.

5. הטרדה מינית והתנכלות - עבירות (תיקון: תשס"ו)

(א) המטריד מינית אדם כאמור בסעיף 3(א)(3) עד (6), דינו - מאסר שנתיים.

(ב) המתנכל לאדם כאמור בסעיף 3(ב), דינו - מאסר שלוש שנים.

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(ג) הטריד אדם מינית אדם אחר כאמור בסעיף קטן (א) והתנכל לו כאמור בסעיף קטן (ב), דינו - מאסר ארבע שנים.

(ד) הוראות סעיפים 2א ו-2ב לחוק לתיקון סדרי הדין (חקירת עדים), התשי"ח-1957, יחולו על חקירתו של מי שנפגע בעבירה לפי סעיף זה ועל עדותו בשל עבירה כאמור.

(ה) הוראות ס' 352 לחוק העונשין יחולו לענין פרסום שם של מי שנפגע בעבירה או שהתלונן כי נפגע בעבירה, לפי סעיף זה

<u>6. הטרדה מינית והתנכלות - עוולות אזרחיות</u> (תיקון: תשס"ז, תשע"ב)

(א) הטרדה מינית והתנכלות הן עוולות אזרחיות, והוראות פקודת הנזיקין (נוסח חדש), יחולו עליהן בכפוף להוראות חוק זה.

(ב) בית המשפט רשאי לפסוק בשל הטרדה מינית או בשל התנכלות פיצוי שלא יעלה על סך 50,000 ש"ח, ללא הוכחת נזק; סכום זה יעודכן ב-16 בכל חודש, בהתאם לשיעור עליית המדד החדש לעומת המדד הבסיסי; לענין סעיף קטן זה -

"**מדד**" - מדד המחירים לצרכן שמפרסמת הלשכה המרכזית לסטטיסטיקה;

"**המדד החדש**" - מדד החודש שקדם לחודש העדכון;

"**המדד הבסיסי**" - מדד חודש מרס 1998.

(ג) לא יזדקק בית המשפט או בית הדין לעבודה, לפי הענין, לתביעה בשל עוולה לפי סעיף זה או לפי סעיף 7, שהוגשה לאחר שחלפה התקופה הקבועה בסעיף 5 לחוק ההתיישנות, התשי"ח-1958 מיום שנוצרה העילה והוראות סעיפים 18א ו-18ב לחוק האמור, לא יחולו על תביעה כאמור.

<u>7. נקיטת אמצעים בידי מעביד</u> (תיקון: תשס"ד)

(א) מעביד חייב לנקוט אמצעים סבירים, בנסיבות הענין, כדי למנוע הטרדה מינית או התנכלות במסגרת יחסי עבודה, על ידי עובדו, או על ידי ממונה מטעמו אף אם אינו עובדו, ולטפל בכל מקרה כאמור, ולשם כך עליו:

(1) לקבוע דרך יעילה להגשת תלונה בשל הטרדה מינית או התנכלות ולבירור התלונה;

(2) לטפל ביעילות במקרה של הטרדה מינית או התנכלות שידע אודותיהם, וכן לעשות כל שביכולתו כדי למנוע את הישנות המעשים האמורים וכדי לתקן את הפגיעה שנגרמה למתלונן עקב ההטרדה או ההתנכלות.

(ב) מעביד המעסיק יותר מ-25 עובדים חייב, בנוסף לאמור בסעיף קטן (א), לקבוע תקנון שבו יובאו עיקרי הוראות החוק בדבר הטרדה מינית והתנכלות במסגרת יחסי עבודה ויפורטו בו דרכי הגשת התלונות שענינן הטרדה מינית או התנכלות והטיפול בהן, כפי שקבע המעביד (להלן - **תקנון**); המעביד יפרסם את התקנון בין עובדיו.

(ג) מעביד שלא מילא את חובותיו לפי סעיפים קטנים (א)(1) ו-(2) ו-(ב) יהיה אחראי לעוולה אזרחית לפי סעיף 6, או לעוולה אזרחית בשל פגיעה כאמור בסעיף 7 לחוק שוויון ההזדמנויות בעבודה, שעשה עובדו, או ממונה מטעמו אף אם אינו עובדו, במסגרת יחסי העבודה.

(ד) שר המשפטים, בהסכמת שר העבודה והרווחה ובאישור הוועדה לקידום מעמד האשה של הכנסת, יקבע -

(1) כללים לביצוע חובות המעביד על פי סעיף זה; כללים כאמור יכול שיהיו כלליים או לפי סוגים של מקומות עבודה, ענפי עבודה או מקצועות;

(2) תקנון לדוגמה שישמש דוגמה למעביד (להלן - **תקנון לדוגמה**).

(ה) לצורך קיום חובותיו של המעביד לפי סעיף קטן (ב), יערוך המעביד בתקנון לדוגמה את ההתאמות הנדרשות.

(ו) לענין סעיף זה, "**התנכלות**" - לרבות פגיעה כאמור בסעיף 7 לחוק שוויון ההזדמנויות בעבודה.

(ז) הוראות סעיף זה יחולו, בשינויים המחויבים לפי הענין, גם על מוסד להשכלה לבוגרים, ולענין זה יראו את המוסד - כמעביד, את המורה או המרצה - כעובד או כממונה מטעם המעביד ואת התלמיד או הסטודנט - כעובד.

<u>8. אי פרסום תקנון - עבירה</u>: לא פרסם מעביד תקנון כאמור בסעיף 7(ב), דינו - קנס, וקנס נוסף לכל שבוע שבו נמשכה העבירה, בשיעור הקנס הקבוע בסעיף 61(ג) לחוק העונשין.

<u>9. הרחבת תחולה</u>: הוראות חוק זה לענין מעביד ועובד יחולו, בשינויים המחויבים ולפי הענין, גם על מי שמעסיק בפועל אדם באמצעות קבלן כוח אדם, ועל אדם המועסק כאמור.

<u>10. סמכות בית הדין לעבודה</u>

(א) לבית הדין לעבודה תהא סמכות ייחודית לדון בהליך אזרחי לפי סעיפים 6, 7 ו-9 שענינו אחד מאלה -

(1) הטרדה מינית שעשה מעביד, או ממונה מטעמו, לעובדו, או שעשה עובד לעובד אחר, במסגרת יחסי עבודה;

(2) התנכלות של מעביד, או של ממונה מטעמו, כלפי עובד, או של עובד כלפי עובד אחר, במסגרת יחסי עבודה;

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